Exhibit 4.4

Execution Version

INTERCREDITOR AGREEMENT

(2026-2)

Dated as of August 10, 2026

among

WILMINGTON TRUST COMPANY,

as Trustee of the

American Airlines Pass Through Trust 2026-2A

and

American Airlines Pass Through Trust 2026-2B

NATIXIS, acting through its New York Branch,

as Class A Liquidity Provider

and

as Class B Liquidity Provider

and

WILMINGTON TRUST COMPANY,

as Subordination Agent

Intercreditor Agreement (2026-2)

American Airlines EETC

Table of Contents

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	2

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

Section 2.01.	Agreement to Terms of Subordination; Payments from Monies Received Only	22

Section 2.02.	Trust Accounts	23

Section 2.03.	Deposits to the Collection Account and Special Payments Account	24

Section 2.04.	Distributions of Special Payments	24

Section 2.05.	Designated Representatives	26

Section 2.06.	Controlling Party	27

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

Section 3.01.	Written Notice of Distribution	28

Section 3.02.	Distribution of Amounts on Deposit in the Collection Account	30

Section 3.03.	Other Payments	32

Section 3.04.	Payments to the Trustees and the Liquidity Providers	33

Section 3.05.	Liquidity Facilities	33

ARTICLE IV

EXERCISE OF REMEDIES

Section 4.01.	Directions from the Controlling Party	41

Section 4.02.	Remedies Cumulative	44

Section 4.03.	Discontinuance of Proceedings	44

Section 4.04.	Right of Certificateholders and the Liquidity Providers to Receive Payments Not to Be Impaired	44

Intercreditor Agreement (2026-2) American Airlines EETC

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT;
AGREEMENTS OF TRUSTEES, ETC.

Section 5.01.	Notice of Indenture Event of Default or Triggering Event	45

Section 5.02.	Indemnification	46

Section 5.03.	No Duties Except as Specified in Intercreditor Agreement	46

Section 5.04.	Notice from the Liquidity Providers and Trustees	47

ARTICLE VI

THE SUBORDINATION AGENT

Section 6.01.	Authorization; Acceptance of Trusts and Duties	47

Section 6.02.	Absence of Duties	47

Section 6.03.	No Representations or Warranties as to Documents	47

Section 6.04.	No Segregation of Monies; No Interest	47

Section 6.05.	Reliance; Agents; Advice of Counsel	48

Section 6.06.	Capacity in Which Acting	48

Section 6.07.	Compensation	48

Section 6.08.	May Become Certificateholder	48

Section 6.09.	Subordination Agent Required; Eligibility	48

Section 6.10.	Money to Be Held in Trust	49

Section 6.11.	Notice of Substitution or Replacement of Airframe	49

ARTICLE VII

SUCCESSOR SUBORDINATION AGENT

Section 7.01.	Replacement of Subordination Agent; Appointment of Successor	49

ARTICLE VIII

SUPPLEMENTS AND AMENDMENTS

Section 8.01.	Amendments, Waivers, Etc.	51

Section 8.02.	Subordination Agent Protected	56

Section 8.03.	Effect of Supplemental Agreements	56

Section 8.04.	Notice to Rating Agencies	56

ii	Intercreditor Agreement (2026-2) American Airlines EETC

iii	Intercreditor Agreement (2026-2) American Airlines EETC

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of August 10, 2026, is made by and among WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns, “WTC”), not in its individual capacity but solely as trustee of each Trust (such term and other capitalized terms used herein without definition being defined as provided in Article I), NATIXIS, acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider (“Natixis”), and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VII, the “Subordination Agent”).

WHEREAS, pursuant to each Indenture with respect to an Aircraft, American will issue on a recourse basis two series of Equipment Notes secured by, among other things, such Aircraft;

WHEREAS, pursuant to each Participation Agreement, each Trust will acquire Equipment Notes having an interest rate identical to the interest rate applicable to the Certificates issued by such Trust;

WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single Class of Certificates bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Class A Underwriting Agreement, the Underwriters propose to purchase the Class A Certificates issued by the Class A Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Class B Underwriting Agreement, the Underwriters propose to purchase the Class B Certificates issued by the Class B Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, the Liquidity Provider proposes to enter into two separate revolving credit agreements with the Subordination Agent, as agent and trustee for the Trustee of each of the Class A Trust and the Class B Trust, respectively, for the benefit of the Certificateholders of such Trust; and

WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Class A Underwriting Agreement and Class B Underwriting Agreement that the Subordination Agent, the Trustees and the Liquidity Provider agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement;

1	Intercreditor Agreement (2026-2) American Airlines EETC

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. (a) The definitions stated herein apply equally to the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, it shall be deemed to be followed by the phrase “without limitation”.

(e) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.

(f) For purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

“60-Day Period” means the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code.

“Acceleration” means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. “Accelerate”, “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Actual Disposition Event” means, in respect of any Equipment Note: (i) the sale or disposition by the applicable Loan Trustee of the Aircraft securing such Equipment Note for cash, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss (as defined in such Indenture) with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash.

“Additional Certificateholders” has the meaning specified in Section 8.01(d).

“Additional Certificates” has the meaning specified in Section 8.01(d).

“Additional Equipment Notes” has the meaning specified in Section 8.01(d).

2	Intercreditor Agreement (2026-2) American Airlines EETC

“Additional Trust” has the meaning specified in Section 8.01(d).

“Additional Trust Agreement” has the meaning specified in Section 8.01(d).

“Additional Trustee” has the meaning specified in Section 8.01(d).

“Administration Expenses” has the meaning specified in clause “first” of Section 3.02.

“Advance” means, with respect to any Liquidity Facility, any Advance as defined in such Liquidity Facility.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Intercreditor Agreement, dated as of August 10, 2026, as it may be amended, supplemented or otherwise modified from time to time.

“Aircraft” means, with respect to each Indenture, the “Aircraft” referred to therein.

“American” means American Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

“American Bankruptcy Event” means the occurrence and continuation of any of the following:

(a) American consents to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of creditors;

(b) American files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against American as a debtor in any such case, or American seeks relief as a debtor by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or American seeks an agreement, composition, extension or adjustment with its creditors under such laws;

3	Intercreditor Agreement (2026-2) American Airlines EETC

(c) an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of American, a receiver, trustee or liquidator of American or sequestering any substantial part of its property, or granting any other relief in respect of American as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

(d) a petition against American as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that applies to American, any court of competent jurisdiction assumes jurisdiction, custody or control of American or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

“American Provisions” has the meaning specified in Section 8.01(a).

“Appraisal” has the meaning specified in Section 4.01(a)(iv).

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post-Default Appraisals of such Aircraft.

“Appraisers” means Aircraft Information Services, Inc., BK Associates, Inc. and mba Aviation or, so long as the Person entitled or required hereunder to select such Appraiser acts reasonably, any other nationally recognized appraiser reasonably satisfactory to the Controlling Party.

“Available Amount” means, with respect to any Liquidity Facility on any drawing date, subject to the proviso contained in the first sentence of Section 3.05(g), an amount equal to (a) the Stated Amount of such Liquidity Facility at such time, less (b) the aggregate amount of each Interest Drawing honored by the Liquidity Provider under such Liquidity Facility on or prior to such date that has not been reimbursed or reinstated as of such date; provided that, following a Downgrade Drawing (subject to any reinstatement of the obligations of such Liquidity Provider pursuant to Section 2.06(d) of such Liquidity Facility), a Non-Extension Drawing, a Special Termination Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended, or any successor statutes thereto.

“Basic Agreement” means that certain Pass Through Trust Agreement, dated as of September 16, 2014, between American and Wilmington Trust Company, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, but does not include any Trust Supplement.

4	Intercreditor Agreement (2026-2) American Airlines EETC

“Business Day” means, with respect to the Certificates of any Class, any day other than a Saturday, or a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds and that, solely with respect to draws under any Liquidity Facility, also is a “Business Day” as defined in such Liquidity Facility.

“Cash Collateral Account” means the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable.

“Certificate” means a Class A Certificate or a Class B Certificate, as applicable.

“Certificate Buy-Out Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-Day Period has expired, and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and cured defaults under all of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) prior to the expiry of the 60-Day Period, American shall have abandoned any Aircraft.

“Certificateholder” means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

“Class” means a single class of Certificates issued by a Trust pursuant to a Trust Agreement.

“Class A Cash Collateral Account” means, in respect of the Class A Liquidity Facility, an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it so qualifies, into which amounts shall be deposited as referred to in Section 3.05(f).

“Class A Certificateholder” means, at any time, any Certificateholder of one or more Class A Certificates.

“Class A Certificates” means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing Fractional Undivided Interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Trust Agreement.

“Class A Liquidity Expenses” means all Class A Liquidity Obligations other than (i) the principal amount of any Drawings under the Class A Liquidity Facility and (ii) any interest accrued on any Class A Liquidity Obligations.

5	Intercreditor Agreement (2026-2) American Airlines EETC

“Class A Liquidity Facility” means, initially, the Revolving Credit Agreement (2026-2A), dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class A Trustee, and Natixis, and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligation of American, no amendment, modification or supplement to, or substitution or replacement of, any Class A Liquidity Facility shall be effective unless consented to by American.

“Class A Liquidity Obligations” means all principal, interest, fees, indemnities and other amounts owing to the Class A Liquidity Provider in connection with the transactions contemplated by the Operative Agreements, including under the Class A Liquidity Facility, Section 4.02 of the Participation Agreements or the applicable Fee Letter.

“Class A Liquidity Provider” means Natixis, together with any Replacement Liquidity Provider that has issued a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.05(c) or 3.05(e).

“Class A Trust” means the American Airlines Pass Through Trust 2026-2A created and administered pursuant to the Class A Trust Agreement.

“Class A Trust Agreement” means the Basic Agreement, as supplemented by Trust Supplement No. 2026-2A thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2026-2A and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Trustee” means Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class A Underwriting Agreement” means the Underwriting Agreement, dated July 27, 2026, among Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the Underwriters, American and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Adjusted Interest” means, as of any Current Distribution Date: (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (A) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Current Distribution Date and (B) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and

6	Intercreditor Agreement (2026-2) American Airlines EETC

including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or such Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance.

“Class B Cash Collateral Account” means, in respect of the Class B Liquidity Facility, an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it so qualifies, into which amounts shall be deposited as referred to in Section 3.05(f).

“Class B Certificateholder” means, at any time, any Certificateholder of one or more Class B Certificates.

“Class B Certificates” means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing Fractional Undivided Interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

“Class B Liquidity Expenses” means all Class B Liquidity Obligations other than (i) the principal amount of any Drawings under the Class B Liquidity Facility and (ii) any interest accrued on any Class B Liquidity Obligations.

“Class B Liquidity Facility” means, initially, the Revolving Credit Agreement (2026-2B), dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class B Trustee, and Natixis, and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligation of American, no amendment, modification or supplement to, or substitution or replacement of, any Class B Liquidity Facility shall be effective unless consented to by American.

“Class B Liquidity Obligations” means all principal, interest, fees, indemnities and other amounts owing to the Class B Liquidity Provider in connection with the transactions contemplated by the Operative Agreements, including under the Class B Liquidity Facility, Section 4.02 of the Participation Agreements or the applicable Fee Letter.

“Class B Liquidity Provider” means Natixis, together with any Replacement Liquidity Provider that has issued a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.05(c) or 3.05(e).

“Class B Trust” means the American Airlines Pass Through Trust 2026-2B created and administered pursuant to the Class B Trust Agreement.

7	Intercreditor Agreement (2026-2) American Airlines EETC

“Class B Trust Agreement” means the Basic Agreement, as supplemented by Trust Supplement No. 2026-2B thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2026-2B and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Trustee” means Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class B Underwriting Agreement” means the Underwriting Agreement, dated July 27, 2026, among Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the Underwriters, American and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Closing Date” means August 10, 2026.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Collateral” means, with respect to any Indenture, the “Collateral” referred to therein.

“Collection Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.02(a) in and from which the Subordination Agent shall make deposits and withdrawals in accordance with this Agreement.

“Consent Notice” has the meaning set forth in Section 3.05(d)(ii).

“Consent Period” has the meaning set forth in Section 3.05(d)(ii).

“Controlling Party” means the Person entitled to act as such pursuant to the terms of Section 2.06.

“Corporate Trust Office” means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered, which as of the Closing Date is the address set forth in Section 9.03.

“Current Distribution Date” means a Distribution Date specified as a reference date for calculating the Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default.

“Delivery Period Termination Date” has the meaning specified in the Note Purchase Agreement.

8	Intercreditor Agreement (2026-2) American Airlines EETC

“Deposit Agreement” means, subject to Section 5 of the Note Purchase Agreement, with respect to any Class of Certificates, the Deposit Agreement pertaining to such Class, dated as of the date hereof, between the Escrow Agent and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Depositary” means, subject to Section 5 of the Note Purchase Agreement, Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as depositary under each Deposit Agreement.

“Deposits” with respect to any Class of Certificates, has the meaning set forth in the Deposit Agreement pertaining to such Class.

“Designated Representatives” means the Subordination Agent Representatives, the Trustee Representatives and the LP Representatives identified under Section 2.05.

“Distribution Date” means a Regular Distribution Date or a Special Distribution Date.

“Dollars” or “$” means the lawful currency of the United States.

“Downgrade Date” has the meaning specified in Section 3.05(c)(i).

“Downgrade Drawing” has the meaning specified in Section 3.05(c)(iii).

“Downgrade Event” with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Downgraded Facility” has the meaning specified in Section 3.05(c)(i).

“Drawing” means an Interest Drawing, a Final Drawing, a Non-Extension Drawing, a Special Termination Drawing or a Downgrade Drawing, as the case may be.

“DTC” means The Depository Trust Company.

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to distributions made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the applicable Aircraft for cash under the Indenture pursuant to which such Series B Equipment Note was issued, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss (as defined in such Indenture) with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such

9	Intercreditor Agreement (2026-2) American Airlines EETC

Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that, if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a Long-Term Rating (or, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A3 from Moody’s, a Long-Term Rating (or, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A- from S&P and a Long-Term Rating (or, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A-from Fitch. An Eligible Deposit Account may be maintained with the Subordination Agent or a Liquidity Provider so long as the Subordination Agent or such Liquidity Provider is an Eligible Institution; provided that the Subordination Agent, in its individual capacity, or such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

“Eligible Institution” means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a Long-Term Rating (or, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A3 from Moody’s, a Long-Term Rating (or, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A- from S&P and a Long-Term Rating (or, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A-from Fitch.

“Eligible Investments” means investments in (a) obligations of the United States government or agencies thereof, or obligations guaranteed by the United States government having maturities no later than 365 days following the date of such investment, (b) open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof having a Short-Term Rating of at least P-1 or its equivalent by Moody’s, a Long-Term Rating of at least AA- or its equivalent by S&P and a Long-Term Rating of at least A or its equivalent by Fitch and having maturities no later than 365 days following the date of such investment, (c) certificates of deposit, time deposits, banker’s acceptances, commercial paper or

10	Intercreditor Agreement (2026-2) American Airlines EETC

other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any United States branch of a foreign bank) having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a Long-Term Rating of at least Aa3 or its equivalent from Moody’s, a Long-Term Rating of at least AA-or its equivalent from S&P and a Long-Term Rating of at least AA-or its equivalent from Fitch having maturities no later than 365 days following the date of such investment; provided, however, that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus, (d) Dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (c) or any subsidiary thereof having maturities no later than 365 days following the date of such investment, (e) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (a) through (d) as collateral having maturities no later than 365 days following the date of such investment and (f) shares of United States Securities and Exchange Commission registered money market mutual fund(s) having a money market fund rating of at least Aaa-mf or its equivalent from Moody’s, a money market fund rating of at least AAAm or its equivalent from S&P and a money market fund rating of at least AAAmmf or its equivalent from Fitch. If none of the above investments is available, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (c). All Eligible Investments must be held in an Eligible Deposit Account. Any of the investments described herein may be made through or with, as applicable, the bank acting as Trustee or its Affiliates.

“Equipment Note Special Payment” means a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture.

“Equipment Notes” means, at any time, the Series A Equipment Notes and the Series B Equipment Notes and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

“Escrow Agent” means Wilmington Trust, National Association, as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Escrow and Paying Agent Agreement” means, with respect to any Class of Certificates, the Escrow and Paying Agent Agreement pertaining to such Class, dated as of the date hereof, among the Escrow Agent, the Paying Agent and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Escrow Receipts” has the meaning assigned to such term in the Escrow and Paying Agent Agreement for the Class A Trust or the Class B Trust, as applicable.

“Excess Liquidity Obligations” means, with respect to an Indenture, the amounts payable under clauses (a), (b), (c), (d), (e) and (f) of Section 2.14 of such Indenture.

11	Intercreditor Agreement (2026-2) American Airlines EETC

“Expected Distributions” means, with respect to the Certificates of any Trust on any Current Distribution Date, the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the date of issuance of such Certificates, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits relating to such Trust occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest in respect of the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

“Expiry Date” with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Fee Letter” means any fee letter entered into among the Subordination Agent, American and a Liquidity Provider and “Fee Letters” has a correlative meaning.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of Deposits relating to such Trust as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

“Final Drawing” has the meaning specified in Section 3.05(i).

“Final Legal Distribution Date” means (i) with respect to the Class A Certificates, August 20, 2040 and (ii) with respect to the Class B Certificates, February 20, 2037.

“Fitch” means Fitch Ratings, Inc.

12	Intercreditor Agreement (2026-2) American Airlines EETC

“Fractional Undivided Interest” means the fractional undivided interest in a Trust that is represented by a Certificate relating to such Trust.

“Indenture” means the Indenture and Security Agreement entered into by the Loan Trustee and American with respect to each Aircraft (as defined in the Note Purchase Agreement) and any aircraft substituted therefor pursuant to the related Indenture and Security Agreement, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Event of Default” means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

“Interest Drawing” has the meaning specified in Section 3.05(a).

“Interest Payment Date” means, with respect to any Liquidity Facility, each date on which interest is due and payable under such Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing, Special Termination Drawing or Final Drawing thereunder, other than any such date on which interest is due and payable under such Liquidity Facility only on an Applied Provider Advance or an Applied Special Termination Advance (as such terms are defined in such Liquidity Facility).

“Investment Earnings” means investment earnings on funds on deposit in the Trust Accounts net of losses and the Subordination Agent’s reasonable expenses in making such investments.

“Lending Office” has the meaning specified in the applicable Liquidity Facility.

“Lien” means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any of the foregoing arising under any conditional sales or other title retention agreement.

“Liquidity Event of Default”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Liquidity Expenses” means the Class A Liquidity Expenses and the Class B Liquidity Expenses.

“Liquidity Facility” means, at any time, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

“Liquidity Obligations” means the Class A Liquidity Obligations and the Class B Liquidity Obligations.

“Liquidity Provider” means, at any time, the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

13	Intercreditor Agreement (2026-2) American Airlines EETC

“Loan Trustee” means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

“Long-Term Rating” means, for any entity (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity, (b) in the case of S&P, the long-term issuer credit rating of such entity and (c) in the case of Fitch, the long-term issuer default rating of such entity.

“LP Incumbency Certificate” has the meaning specified in Section 2.05(c).

“LP Representatives” has the meaning specified in Section 2.05(c).

“Majority in Interest of Noteholders”, with respect to any Indenture, has the meaning specified in such Indenture.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or in the case of the sale of such Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Controlling Party” means, at any time, any Trustee, Liquidity Provider or other Person which is not the Controlling Party at such time.

“Non-Extended Facility” has the meaning specified in Section 3.05(d).

“Non-Extension Drawing” has the meaning specified in Section 3.05(d).

“Non-Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof, among American, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Note Target Price” means, for any Equipment Note issued under any Indenture, (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note under such Indenture (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note).

“Notice Date” has the meaning specified in Section 3.05(d).

14	Intercreditor Agreement (2026-2) American Airlines EETC

“Operative Agreements” means this Agreement, the Liquidity Facilities, the Fee Letter, the Indentures, the Trust Agreements, the Participation Agreements, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

“Outstanding” means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

(i) Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

(ii) all of the Certificates of such Class for which money in the full amount required to make the Final Distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement, pending distribution of such money to such Certificateholders pursuant to such Final Distribution payment; and

(iii) Certificates of such Class in exchange for or in lieu of which other Certificates of such Class have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that, in determining whether the holders of the requisite Fractional Undivided Interest of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by American or any of its Affiliates shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee of the applicable Trust shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (x) if American and its Affiliates own 100% of the Certificates of any Class, such Certificates shall not be so disregarded and (y) if any amount of such Certificates owned by American and its Affiliates have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not American or any of its Affiliates.

“Overdue Scheduled Payment” means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

“Participation Agreement” means, with respect to each Indenture, the “Participation Agreement” referred to therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Payees” has the meaning specified in Section 2.04(c).

15	Intercreditor Agreement (2026-2) American Airlines EETC

“Paying Agent” means Wilmington Trust Company, as paying agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Paying Agent Account” has the meaning assigned to such term in the Escrow and Paying Agent Agreements.

“Payment Default” with respect to any Indenture, has the meaning specified in such Indenture.

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no Payment Default has occurred and is continuing (without giving effect to any Acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any Payment Default occurring before the date of the order for relief in such proceeding shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any Payment Default occurring after the date of the order for relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any Payment Default occurring after the Section 1110 Period will not be taken into consideration if such Payment Default is cured before the end of the grace period, if any, set forth in the related Indenture.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Series B Equipment Notes, if Class B Certificates are issued after the Closing Date, and Additional Equipment Notes, if any) are Performing Equipment Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, with respect to the Certificates of any Class, as of any date, (i) the original aggregate face amount of the Certificates of such Class less (ii) the aggregate amount of all distributions made in respect of such Certificates of such Class or in respect of Deposits relating to such Class, other than distributions made as of such date in respect of interest or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date with respect to each Class shall be computed after giving effect to any distribution with respect to unused Deposits relating to such Class, the payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in the related Trust and the distribution thereof to be made on such date.

“Post-Default Appraisal” has the meaning specified in Section 4.01(a)(iv).

“Premium” means any “Make-Whole Amount” as such term is defined in any Indenture.

16	Intercreditor Agreement (2026-2) American Airlines EETC

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to distribute within 10 Business Days after the applicable Distribution Date: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest scheduled for distribution on such Certificates on any Distribution Date (unless, in the case of the Class A Trust Agreement or the Class B Trust Agreement, the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Liquidity Facility for such Class, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

“Rating Agencies” means, with respect to any Class of Certificates, collectively, at any time, each nationally recognized rating agency which shall have been requested by the Company to rate such Class of Certificates and which shall then be rating such Class of Certificates. The initial Rating Agencies for the Certificates will be Moody’s, S&P and Fitch.

“Ratings Confirmation” means, with respect to any action proposed to be taken, with respect to any Class of Certificates, a written confirmation from each of the Rating Agencies to the effect that such action would not result in (i) a reduction of the rating for such Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of such Class of Certificates.

“Refinancing Certificateholders” has the meaning specified in Section 8.01(c).

“Refinancing Certificates” has the meaning specified in Section 8.01(c).

“Refinancing Equipment Notes” has the meaning specified in Section 8.01(c).

“Refinancing Trust” has the meaning specified in Section 8.01(c).

“Refinancing Trust Agreement” has the meaning specified in Section 8.01(c).

“Refinancing Trustee” has the meaning specified in Section 8.01(c).

“Register”, with respect to any Trust, has the meaning ascribed to such term in the Trust Agreement for such Trust.

“Regular Distribution Dates” means each February 20 and each August 20, commencing on February 20, 2027; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

“Replacement Airframe”, with respect to any Indenture, has the meaning specified in such Indenture.

17	Intercreditor Agreement (2026-2) American Airlines EETC

“Replacement Depositary” has the meaning specified in the Note Purchase Agreement.

“Replacement Liquidity Facility” means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties, or any combination thereof) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of the Class with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading, if any, of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the applicable Required Amount and issued by a Person (or Persons) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Threshold Rating” as the applicable Threshold Rating for such Rating Agency and the applicable Class of Certificates. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.05(d) hereof.

“Replacement Liquidity Provider” means a Person (or Persons) who issues a Replacement Liquidity Facility.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any Class, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such day and without regard to expected future distributions of principal on such Class of Certificates.

“Responsible Officer” means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the Corporate Trust Department or similar department of the Subordination Agent or such Trustee, as the case may be, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and (ii) with respect to any Liquidity Provider, any authorized officer of such Liquidity Provider.

“S&P” means S&P Global Ratings.

“Scheduled Payment” means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) or (ii) any distribution in respect of interest on such Equipment Note to the Certificateholders of Certificates of the corresponding Class of Certificates with funds drawn under the Liquidity

18	Intercreditor Agreement (2026-2) American Airlines EETC

Facility for such Class or withdrawn from the Cash Collateral Account for such Class, which payment in the case of clause (i) or clause (ii) represents an installment of principal on such Equipment Note at the stated maturity of such installment, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, Premium, if any, or interest resulting from the redemption, purchase or prepayment of any Equipment Note shall not constitute a Scheduled Payment.

“Scheduled Payment Date” means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

“Section 2.04 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption purchase or prepayment.

“Series A Equipment Notes” means the equipment notes, if any, issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and designated “Series A Equipment Notes” thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series B Equipment Notes” means the equipment notes, if any, issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and designated “Series B Equipment Notes” thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Short-Term Rating” means, for any entity, (a) in the case of Moody’s, the short-term senior unsecured debt rating of such entity, (b) in the case of S&P, the short-term issuer credit rating of such entity and (c) the case of Fitch, the short-term issuer default rating of such entity.

“Special Distribution Date” means, with respect to any Special Payment, the Business Day chosen by the Subordination Agent pursuant to Section 2.04(a) for the distribution of such Special Payment in accordance with this Agreement.

“Special Payment” means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral.

“Special Payments Account” means the Eligible Deposit Account created pursuant to Section 2.02(a)(ii) as a sub-account to the Collection Account.

“Special Termination Drawing” has the meaning specified in Section 3.05(k).

“Special Termination Notice” with respect to any Liquidity Facility has the meaning assigned to such term (if such term is used therein) in such Liquidity Facility.

19	Intercreditor Agreement (2026-2) American Airlines EETC

“Stated Amount” with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

“Stated Expiration Date” has the meaning specified in Section 3.05(d).

“Stated Interest Rate” means with respect to (i) the Class A Certificates, 5.70% per annum and (ii) the Class B Certificates, 6.30% per annum.

“Subordination Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Subordination Agent Incumbency Certificate” has the meaning specified in Section 2.05(a).

“Subordination Agent Representatives” has the meaning specified in Section 2.05(a).

“Substitute Aircraft”, with respect to any Indenture, has the meaning specified in such Indenture.

“Substitute Airframe”, with respect to any Indenture, has the meaning specified in such Indenture.

“Tax” and “Taxes” means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Termination Notice” has the meaning specified in the Liquidity Facility.

“Threshold Rating” means (i) for the Class A Liquidity Provider, a Long-Term Rating of BBB as determined by S&P, a Long-Term Rating of Baa2 as determined by Moody’s and a Long-Term Rating of BBB as determined by Fitch and (ii) for the Class B Liquidity Provider, a Long-Term Rating of BBB- as determined by S&P, a Long-Term Rating of Baa2 as determined by Moody’s and a Long-Term Rating of BBB-as determined by Fitch.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

20	Intercreditor Agreement (2026-2) American Airlines EETC

“Triggering Event” means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal balance of such Equipment Notes is in excess of $550 million) or (z) the occurrence of an American Bankruptcy Event.

“Trust” means the Class A Trust or the Class B Trust, as applicable.

“Trust Accounts” has the meaning specified in Section 2.02(a).

“Trust Agreement” means the Class A Trust Agreement or the Class B Trust Agreement, as applicable.

“Trust Property”, with respect to any Trust, has the meaning specified in the Trust Agreement for such Trust.

“Trust Supplement” means an agreement supplemental to the Basic Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of Certificates of a Class, (ii) the issuance of the Certificates of a Class representing Fractional Undivided Interests in such trust is authorized and (iii) the terms of the Certificates of such Class are established, as such agreement may from time to time be supplemented, amended or otherwise modified.

“Trustee” means the Class A Trustee or the Class B Trustee, as applicable.

“Trustee Incumbency Certificate” has the meaning specified in Section 2.05(b).

“Trustee Representatives” has the meaning specified in Section 2.05(b).

“Unapplied Provider Advance” has the meaning specified in the applicable Liquidity Facility.

“Unapplied Special Termination Advance” has the meaning specified in the applicable Liquidity Facility.

“Underwriters” means Deutsche Bank Securities Inc., Citigroup Global Markets Inc., BNP Paribas Securities Corp., BofA Securities Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., Loop Capital Markets LLC, CIBC World Markets Corp., ICBC Standard Bank Plc, Mizuho Securities USA LLC, Natixis Securities Americas LLC, NatWest Markets Securities Inc., U.S. Bancorp Investments, Inc. and BOK Financial Securities, Inc.

“United States” means the United States of America.

“Withdrawal Notice” has the meaning set forth in Section 3.05(d)(ii).

21	Intercreditor Agreement (2026-2) American Airlines EETC

“Written Notice” means, from the Subordination Agent, any Trustee or Liquidity Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section 3.01 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

“WTC” has the meaning specified in the introductory paragraph of this Agreement.

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

Section 2.01. Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby (i) acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and (ii) agrees to enforce such provisions and cause all payments in respect of the Equipment Notes held by the Subordination Agent, all proceeds of the Collateral and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

(b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.01(b), all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments and other payments under the Operative Agreements, including payments under Section 4.02 of the Participation Agreements and Section 2.14 of the Indentures, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees, and each Certificateholder, by its acceptance of a Certificate, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement, the relevant Deposits or the applicable Trust Agreement, as the case may be, and that none of the Trustees, the Loan Trustees or the Subordination Agent is personally liable to any of them for any amounts payable or any liability arising under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided herein and in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

(c) Notwithstanding anything to the contrary in this Agreement and in the other Operative Agreements, the Certificates do not represent indebtedness of the related Trust, and references in this Agreement and the Operative Agreements to accrued interest or principal amounts payable on the Certificates of any Class are included only for computational purposes. For purposes of such computations, the Certificates of any Class shall be deemed to be comprised of interest and principal components, with the principal component deemed to be the Pool Balance, and the interest component deemed to equal interest accruing at the Stated Interest Rate for such

22	Intercreditor Agreement (2026-2) American Airlines EETC

Class of Certificates from the later of (i) the date of the issuance thereof and (ii) the most recent but preceding Distribution Date to which such interest was distributed to, but excluding, the applicable date of determination, such interest to be considered payable in arrears and to be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.02. Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, and (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.05(f). Upon such establishment and maintenance under Section 3.05(f), the Cash Collateral Accounts, the Collection Account and the sub-account of the Collection Account pursuant to this Section 2.02, such accounts shall constitute the “Trust Accounts” hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

(b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by American or its designated representative if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.04, as the case may be, next following the date of such investment; provided, however, that, following the making of a Non-Extension Drawing or a Downgrade Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the applicable Cash Collateral Account in Eligible Investments pursuant to the written instructions of the Liquidity Provider funding such Drawing, and provided, further, however, that, upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest the amounts on deposit in the Trust Accounts (other than amounts in the Cash Collateral Accounts as a result of a Non-Extension Drawing or a Downgrade Drawing, which shall be governed by the foregoing proviso) in Eligible Investments in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts, pursuant to Section 3.05(f)), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied. The Subordination Agent’s reasonable fees and expenses actually incurred in making such investments and any losses incurred in such investments shall be charged against the principal amount invested. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

23	Intercreditor Agreement (2026-2) American Airlines EETC

(c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the applicable Trustee, the applicable Certificateholders and the applicable Liquidity Provider, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which a Rating Agency may consent) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

Section 2.03. Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to a Cash Collateral Account).

(b) The Subordination Agent shall, on each day when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

Section 2.04. Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.04(c) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the proceeds of any redemption, purchase or prepayment of any Equipment Note or the amount of any Overdue Scheduled Payment or the proceeds of Equipment Notes or any Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and the Liquidity Providers a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a “Special Distribution Date”), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice and (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.04(b) and 2.04(c) and Article III hereof, as applicable.

24	Intercreditor Agreement (2026-2) American Airlines EETC

For the purposes of the application of any Special Payment in respect of any Equipment Note to be distributed on any Special Distribution Date in accordance with Section 3.02 hereof, so long as no Indenture Event of Default shall have occurred and be continuing under any Indenture:

(i) clause “second” thereof shall be deemed to read as follows: “second, accrued and unpaid Liquidity Expenses then overdue plus an amount equal to all accrued and unpaid Liquidity Expenses not yet overdue multiplied by the Section 2.04 Fraction shall be distributed to the Liquidity Providers pro rata on the basis of the amount of the Liquidity Expenses owed to each Liquidity Provider”;

(ii) clause “third” thereof shall be deemed to read as follows: “third, (i) such amount as shall be required to pay accrued and unpaid interest then overdue on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue multiplied by the Section 2.04 Fraction and (ii) if one or more Special Termination Drawings have been made under the Liquidity Facilities that have not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawings shall be distributed to the Liquidity Providers pro rata on the basis of the amounts owed to each Liquidity Provider”;

(iii) clause “seventh” thereof shall be deemed to read as follows: “seventh, such amount as shall be required to pay accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class A Certificates, together with (without duplication) any other accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid, in each case, excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust shall be paid to the Class A Trustee”;

(iv) clause “eighth” thereof shall be deemed to read as follows: “eighth, such amount as shall be required to pay any accrued, due and unpaid Class B Adjusted Interest to the holders of the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be paid to the Class B Trustee”; and

(v) clause “tenth” thereof shall be deemed to read as follows: “tenth, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “eighth” above to the holders of the Class B Certificates, together with (without duplication) any other accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid, in each case, excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust shall be paid to the Class B Trustee”.

(b) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.04 or 3.02 shall be invested in accordance with Section 2.02(b). Investment Earnings on such investments shall be distributed in accordance with Article III hereof.

25	Intercreditor Agreement (2026-2) American Airlines EETC

(c) Certain Payments. Except for amounts constituting Liquidity Obligations which shall be distributed as provided in Section 3.02, the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from American in respect of any Trustee, any Liquidity Provider, any Paying Agent, any Depositary or any Escrow Agent (collectively, the “Payees”) and (ii) any compensation received by it from American under any Operative Agreement in respect of any Payee, directly to the Person entitled thereto, provided that, if such Payee has previously received from the Collection Account such payment, compensation or reimbursement, then the Subordination Agent shall deposit such amount in the Collection Account.

Section 2.05. Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider and each Trustee, at the Subordination Agent’s discretion, or upon any Liquidity Provider’s or any Trustee’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Subordination Agent Incumbency Certificate”) of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorneys-in-fact and agents of the Subordination Agent (the “Subordination Agent Representatives”) authorized to give Written Notices on behalf of the Subordination Agent hereunder or under any other Operative Document (as defined in the Indentures). Until each Liquidity Provider and Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

(b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (with respect to each such Trustee, a “Trustee Incumbency Certificate”) of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorneys-in-fact and agents of such Trustee (with respect to each such Trustee, the “Trustee Representatives”) authorized to give Written Notices on behalf of such Trustee hereunder or under any other Operative Document. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate from a Trustee, it shall be entitled to rely on the last Trustee Incumbency Certificate with respect to such Trustee delivered to it hereunder.

(c) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (with respect to each such Liquidity Provider, an “LP Incumbency Certificate”) of a Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of the officers of such Liquidity Provider and the attorney-in-fact and agents of such Liquidity Provider (with respect to each such Liquidity Provider, the “LP Representatives” and, together with the Subordination Agent Representatives and the Trustee Representatives, the “Designated Representatives”) authorized to give Written Notices on behalf of such Liquidity Provider hereunder or under any other Operative Document. Until the Subordination Agent receives a subsequent LP Incumbency Certificate from a Liquidity Provider, it shall be entitled to rely on the last LP Incumbency Certificate with respect to such Liquidity Provider delivered to it hereunder.

26	Intercreditor Agreement (2026-2) American Airlines EETC

Section 2.06. Controlling Party. (a) Subject to Section 8.01(b), the Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed: (i) so long as no Indenture Event of Default has occurred and is continuing thereunder, in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, by a Majority in Interest of Noteholders of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of such Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to an outstanding principal amount of such Equipment Notes that, if held by such Trustees directly, would make such Trustees a Majority in Interest of Noteholders), and (ii) after the occurrence and during the continuance of an Indenture Event of Default thereunder, in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes issued thereunder, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien created thereunder on the Aircraft securing such Equipment Notes), by the Controlling Party.

(b) Subject to paragraph (c) below, the “Controlling Party” shall be (x) the Class A Trustee, (y) upon payment of Final Distributions to the holders of the Class A Certificates, but prior to payment of Final Distributions to the holders of Class B Certificates, the Class B Trustee, and (z) upon payment of Final Distributions to the holders of the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates are outstanding, prior to payment of Final Distributions to the holders of the most senior, in priority of payment of “Expected Distributions” under this Agreement, class of Additional Certificates, the Additional Trustee for the Additional Trust related to such most senior class of Additional Certificates. For purposes of giving effect to the provisions of Section 2.06(a) and this Section 2.06(b), the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, and subject always to the provisions of Section 2.06(a) and Article VIII, shall exercise its voting rights in respect of the Equipment Notes so held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

(c) Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount as of such date under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or Non-Extension Drawing but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or a Non-Extension Drawing that has been converted into a Final Drawing under such Liquidity

27	Intercreditor Agreement (2026-2) American Airlines EETC

Facility) and remains unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility shall have become and remain “Applied Downgrade Advances” or “Applied Non-Extension Advances”, as the case may be, under and as defined in such Liquidity Facility and (iii) the date on which all Equipment Notes under all Indentures shall have been Accelerated (provided, that (x) with respect to the period prior to the Delivery Period Termination Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $550 million, and (y) in the event of a bankruptcy proceeding under the Bankruptcy Code in which American is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered Accelerated for purposes of this sub-clause (iii) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations owed to it (so long as such Liquidity Provider has not defaulted in its obligation to make any Drawing under its Liquidity Facility) shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period.

(d) [Reserved].

(e) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Sections 4.01(a)(ii) and 4.01(a)(iii) hereof.

(f) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

(g) Notwithstanding anything contained herein, neither the Controlling Party nor the Subordination Agent shall be authorized or empowered to do anything that would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF

AMOUNTS RECEIVED

Section 3.01. Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

(i) With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause “first” (to reimburse payments made by such Trustee or the Class A Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”) of Section 3.02 hereof, subclauses (ii) and (iii) of clause “sixth” of Section 3.02 hereof and clauses “seventh” and “ninth” of Section 3.02 hereof;

28	Intercreditor Agreement (2026-2) American Airlines EETC

(ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause “first” (to reimburse payments made by such Trustee or the Class B Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”) of Section 3.02 hereof, subclauses (ii) and (iii) of clause “sixth” of Section 3.02 hereof and clauses “eighth”, “tenth” and “eleventh” of Section 3.02 hereof;

(iii) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause “first” of Section 3.02 hereof, clause “second” of Section 3.02 hereof, clause “third” of Section 3.02 hereof, clause “fourth” of Section 3.02 hereof and clause “fifth” of Section 3.02 hereof; and

(iv) Each Trustee shall set forth the amounts to be paid in accordance with clause “sixth” of Section 3.02 hereof.

(b) At such time as a Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 3.02 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment or obligations under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent, American and each other party to this Agreement.

(c) As provided in Section 6.05, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee or any Liquidity Provider pursuant to paragraphs (a) and (b) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

(d) Any Written Notice delivered by a Trustee, a Liquidity Provider or the Subordination Agent, as applicable, pursuant to Section 3.01, if made prior to 10:00 A.M. (New York City time) on any Business Day shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day that is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

(e) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.02 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses “first” through “eleventh” of Section 3.02 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining on the terms hereof, including Section 2.02(b), after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld, and upon receipt of the information necessary to distribute any funds so withheld, the Subordination Agent shall distribute such funds.

29	Intercreditor Agreement (2026-2) American Airlines EETC

(f) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.01(e).

The notices required under this Section 3.01 may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Equipment Notes, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

Section 3.02. Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.04, 3.01(e), 3.03, 3.05(b) and 3.05(k), amounts on deposit in the Collection Account (including amounts on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Sections 2.04(a) or 2.04(b), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.01(a):

first, such amount as shall be required to reimburse (i) the Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) or reasonably expected to be incurred by it for the period ending on the next succeeding Regular Distribution Date (which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) any Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) any Liquidity Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to such Liquidity Provider, and (iv) any Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) or clause (ii) above actually incurred by it (to the extent not previously reimbursed) (collectively, the “Administration Expenses”), shall be distributed to such Liquidity Provider or the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iv) above;

second, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider (other than amounts distributed pursuant to clause “first” of this Section 3.02) shall be distributed to the Liquidity Providers pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

30	Intercreditor Agreement (2026-2) American Airlines EETC

third, (i) such amount as shall be required to pay the aggregate amount of accrued and unpaid interest on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) shall be distributed to the Liquidity Providers pro rata on the basis of the amounts owed to each Liquidity Provider, and, after giving effect to clause (i) above, (ii) if one or more Special Termination Drawings have been made under the Liquidity Facilities that have not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawings shall be distributed to the Liquidity Providers, pro rata on the basis of the amounts owed to each Liquidity Provider;

fourth, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.05(f), unless (i) on such Distribution Date a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) on such Distribution Date a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility neither subclause (A) nor subclause (B) of this clause “fourth” is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the outstanding amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts distributed pursuant to clauses “first”, “second” or “third” of this Section 3.02), pro rata on the basis of the amounts of all such fundings and/or unreimbursed Liquidity Obligations payable to each Liquidity Provider;

fifth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause “fourth” above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Cash Collateral Account without duplication of any amounts distributed pursuant to clauses “first”, “second”, “third”, and “fourth” of this Section 3.02, pro rata on the basis of such amounts in respect of such Liquidity Provider;

sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by, or any other amount payable to, the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge or other loss incurred by, or any other amount payable to, such

31	Intercreditor Agreement (2026-2) American Airlines EETC

Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.02 hereof in respect of amounts described in clause (i) above (without duplication of any amounts distributed pursuant to subclause (iv) of clause “first” of this Section

3.02) shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata, without duplication, on the basis of all amounts described in clauses (i) through (iii) above;

seventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust) shall be distributed to the Class A Trustee;

eighth, such amount as shall be required to pay unpaid Class B Adjusted Interest to the holders of the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee;

ninth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

tenth, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “eighth” above to the holders of the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee;

eleventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee; and

twelfth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

With respect to clauses “first” and “sixth” above, no amounts shall be reimbursable to the Subordination Agent, any Trustee, any Liquidity Provider or any Certificateholder for any payments made by any such Person in connection with any Equipment Note that is no longer held by the Subordination Agent (to the extent that such payments relate to periods after such Equipment Note ceases to be held by the Subordination Agent).

Section 3.03. Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.02 hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the manner provided in clause “first” of Section 3.02 hereof.

32	Intercreditor Agreement (2026-2) American Airlines EETC

(b) Notwithstanding the priority of payments specified in Section 3.02, in the event any Investment Earnings on amounts on deposit in any Cash Collateral Account resulting from an Unapplied Provider Advance or an Unapplied Special Termination Advance are deposited in the Collection Account or the Special Payments Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance or such Unapplied Special Termination Advance, as the case may be, to the extent of such Investment Earnings.

(c) If the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.02; provided that, for the purposes of this Section 3.03(c) only, each reference in clause “ninth” and “eleventh” of Section 3.02 to “Distribution Date” shall be deemed to refer to such Scheduled Payment Date.

Section 3.04. Payments to the Trustees and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid by wire transfer of funds to the account that such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee that is not the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer of funds to the account and in accordance with the instructions such Trustee shall provide to the Subordination Agent.

Section 3.05. Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Certificates or the Class B Certificates (at the Stated Interest Rate for such Class of Certificates) (other than any amount of interest which was due and payable on the Class A Certificates or the Class B Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the relevant Deposits on such Distribution Date), then, prior to 10:00 a.m. (New York City time) on such Distribution Date, (i) the Subordination Agent shall request a drawing (each such drawing, an “Interest Drawing”) under the Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest shortfall (at the applicable Stated Interest Rate for such Class of Certificates) and (y) the Available Amount under such Liquidity Facility, and (ii) the Subordination Agent shall upon receipt of such amount pay such amount to the Trustee with respect to each such Class of Certificates in payment of such accrued interest shortfall.

(b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account, and payable, in each case, to the Class A Certificateholders or the Class A Trustee, shall be promptly distributed to the Class A Trustee and (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable, in each case, to the Class B Certificateholders or the Class B Trustee, shall be promptly distributed to the Class B Trustee.

33	Intercreditor Agreement (2026-2) American Airlines EETC

(c) Downgrade Drawings.

(i) Each Liquidity Provider will promptly, but in any event within ten (10) days of the occurrence of a Downgrade Event with respect to it (the date of such occurrence, the “Downgrade Date”), deliver notice to the Subordination Agent and American of the occurrence of such Downgrade Event and the Downgrade Date therefor. After the occurrence of a Downgrade Event with respect to any Liquidity Provider, each Liquidity Facility provided by such Liquidity Provider shall become a “Downgraded Facility” on the thirty-fifth (35th) day after the related Downgrade Date, unless, not later than such thirty-fifth (35th) day (or, if earlier, the expiration date of such Downgraded Facility), the Rating Agency whose downgrading of such Liquidity Provider resulted in such Downgrade Event shall have provided a written confirmation to the effect that the occurrence of such Downgrade Event will not result in the downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related Class of Certificates. Notwithstanding the foregoing, if at any time after the occurrence of such Downgrade Event, such Liquidity Provider notifies the Subordination Agent in writing that no such confirmation will be provided by such Rating Agency, each Liquidity Facility provided by such Liquidity Provider shall become a Downgraded Facility as of the date of such notice to the Subordination Agent.

(ii) If at any time any Liquidity Facility becomes a Downgraded Facility, not later than the thirty-fifth (35th) day after the related Downgrade Date (or, if earlier, the expiration date of such Downgraded Facility), the Liquidity Provider under such Downgraded Facility (at its own expense, except as provided in the applicable Fee Letter) or American (at its own expense, except as provided in the applicable Fee Letter) may arrange for a Replacement Liquidity Provider (provided that, if the Replacement Liquidity Facility consists of more than one facility pursuant to the proviso of the definition of Replacement Liquidity Facility, one of such Person issuing a facility constituting a part of such Replacement Liquidity Facility may be the existing Liquidity Provider if is meets the terms and conditions set forth in such proviso) to issue and deliver a Replacement Liquidity Facility to the Subordination Agent in accordance with Section 3.05(e).

(iii) If a Downgraded Facility has not been replaced by a Replacement Liquidity Facility in accordance with Section 3.05(c)(ii), the Subordination Agent shall, on the 35th day referred to in Section 3.05(c)(ii) (or if such 35th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a “Downgrade Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.05(f) hereof. Subject to Section 3.05(e)(iii), the applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

34	Intercreditor Agreement (2026-2) American Airlines EETC

(iv) For the avoidance of doubt, the provisions of this Section 3.05(c) shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in Section 3.05(c)(i) has been obtained with respect to any prior occurrence of a Downgrade Event.

(v) If, at any time after making a Downgrade Drawing, the applicable Liquidity Provider satisfies the applicable Threshold Rating and delivers written notice to such effect to the Subordination Agent and American, as of the second Business Day following receipt of such notice, (A) the Downgraded Facility shall cease to be a Downgraded Facility, (B) the Subordination Agent shall withdraw the unapplied amount of such Downgrade Drawing on deposit in the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable, and reimburse such amount to such Liquidity Provider, (C) any applied amount of such Downgrade Drawing shall be deemed to have been converted to an Interest Drawing as of such date in accordance with the applicable Liquidity Facility,

(D) the obligations of such Liquidity Provider shall be reinstated in accordance with the applicable Liquidity Facility, and (E) the proviso in the definition of Available Amount shall no longer apply to such Downgrade Drawing.

(d) Non-Extension Drawings. If any Liquidity Facility with respect to any Class of Certificates is scheduled to expire on a date (the “Stated Expiration Date”) prior to the date that is fifteen (15) days after the Final Legal Distribution Date for such Class of Certificates, then the following provisions shall apply:

(i) In the case of any initial Liquidity Facility in effect as of the Closing Date or any other Liquidity Facility having extension provisions identical to those set forth in Section 2.10 of any initial Liquidity Facility, then, if before the 25th day prior to any anniversary date of the Closing Date (such 25th day, the “Notice Date”) the Liquidity Provider shall have advised the Subordination Agent and American that such Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Closing Date and on or before the Notice Date such Liquidity Facility shall not have been replaced in accordance with Section 3.05(e), the Subordination Agent shall, on the Notice Date (or as soon thereafter as possible but prior to the date of expiration of the expiring Liquidity Facility (a “Non-Extended Facility”)), in accordance with the terms of such Non-Extended Facility, request a drawing under such Non-Extended Facility (such drawing, a “Non-Extension Drawing”) of the Available Amount thereunder.

(ii) In the case of any other Liquidity Facility, no earlier than the 60th day and no later than the 40th day prior to the then applicable Stated Expiration Date, the Subordination Agent shall request in writing that such Liquidity Provider extend the Stated Expiration Date to the earlier of (i) the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates and (ii) the date that is the day immediately preceding the 364th day after the last day of the Consent Period (unless the obligations of such Liquidity Provider thereunder are earlier terminated in accordance with such Liquidity

35	Intercreditor Agreement (2026-2) American Airlines EETC

Facility). Whether or not the applicable Liquidity Provider has received a request from the Subordination Agent, such Liquidity Provider shall by notice (the “Consent Notice”) to the Subordination Agent, during the period commencing on the date that is 60 days prior to the then effective Stated Expiration Date (or if earlier, the date of such Liquidity Provider’s receipt of such request, if any, from the Subordination Agent) and ending on the date that is 25 days prior to such Stated Expiration Date (the “Consent Period”) advise the Subordination Agent whether, in its sole discretion, it agrees to so extend the Stated Expiration Date; provided that such extension shall not be effective with respect to such Liquidity Provider if, by notice (the “Withdrawal Notice”) to the Subordination Agent prior to the end of the Consent Period, such Liquidity Provider revokes its Consent Notice. If a Liquidity Provider advises the Subordination Agent on or before the end of the Consent Period that such Stated Expiration Date shall not be so extended or fails to irrevocably and unconditionally advise the Subordination Agent on or before the end of the Consent Period that such Stated Expiration Date shall be so extended or gives a Withdrawal Notice to the Subordination Agent prior to the end of the Consent Period (and, in each case, if such Liquidity Provider shall not have been replaced in accordance with Section 3.05(e)), the Subordination Agent shall, on the date on which the Consent Period ends (or as soon as possible thereafter but prior to the Stated Expiration Date), in accordance with and to the extent permitted by the terms of the Non-Extended Facility, request a Non-Extension Drawing under such Non-Extended Facility of the Available Amount thereunder.

(iii) Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.05(f).

(e) Issuance of Replacement Liquidity Facility. (i) Subject to Section 3.05(e)(iii) and the agreements, if any, in the applicable Fee Letter, at any time, American may, at its option and at its own expense, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility for any Class of Certificates (including any Replacement Liquidity Facility provided pursuant to Section 3.05(e)(ii)). If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing has been made, all funds on deposit in the relevant Cash Collateral Account resulting from such Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing will be returned to the Liquidity Provider being replaced.

(ii) If any Liquidity Provider shall determine not to extend its Liquidity Facility in accordance with Section 3.05(d), then such Liquidity Provider may, at its option and its own expense, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than forty (40) days and no later than twenty-five (25) days prior to the then effective Stated Expiration Date of such Liquidity Facility. At any time after a Non-Extension Drawing has been made under any Liquidity Facility, the Liquidity Provider thereunder may, at its option and its own expense, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility under which such Non-Extension Drawing has been made.

36	Intercreditor Agreement (2026-2) American Airlines EETC

(iii) No Replacement Liquidity Facility arranged by American or a Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.05(c), respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a “Liquidity Facility” under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Certificateholders or the Class B Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.05(e)(ii) or pursuant to Section 3.05(c), such Replacement Liquidity Facility is reasonably acceptable to American.

(iv) In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency to the effect that such Replacement Liquidity Facility will not cause a reduction, withdrawal or suspension of any rating then in effect for the related Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Liquidity Provider being replaced pursuant to Section 3.05(c)), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in Section 3.05(f), and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

(v) Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.05(e) with respect to a Replacement Liquidity Facility, (1) the replaced Liquidity Facility shall terminate, (2) the Subordination Agent shall, if and to the extent so requested by American or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter, (3) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (a) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (b) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility, and (4) the applicable Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

(f) Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all Available Amounts under the Class A Liquidity Facility or the Class B Liquidity Facility pursuant to Section 3.05(c), 3.05(d), 3.05(i) or 3.05(k), or in the event amounts are to be deposited in the Class A Cash Collateral Account or the Class B Cash Collateral

37	Intercreditor Agreement (2026-2) American Airlines EETC

Account pursuant to subclause (A) or (B) of clause “fourth” of Section 3.02, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable. All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.02(b).

On each Interest Payment Date (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account with respect to any Liquidity Facility (or in the case of any Special Distribution Date with respect to the distribution of a Special Payment, so long as no Indenture Event of Default shall have occurred and be continuing under any Indenture, a fraction of such Investment Earnings equal to the Section 2.04 Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 3.02 or 3.03 (as applicable). The Subordination Agent shall deliver a written statement to American and each Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

(i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class A Certificates (at the Stated Interest Rate for the Class A Certificates) (other than any amount of interest which was due and payable in respect of the Class A Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the relevant Deposits on such Distribution Date) after giving effect to the subordination provisions of this Agreement, withdraw from the Class A Cash Collateral Account, and pay to the Class A Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Certificates) on such Class A Certificates (other than any amount of interest which was due and payable in respect of the Class A Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the relevant Deposits on such Distribution Date) and (y) the amount on deposit in the Class A Cash Collateral Account;

(ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates) (other than any amount of interest which was due and payable in respect of the Class B Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the relevant Deposits on such Distribution Date) after giving effect to the subordination provisions of this Agreement, withdraw from the Class B Cash Collateral Account, and pay to the Class B Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) on such Class B Certificates (other than any amount of interest which

38	Intercreditor Agreement (2026-2) American Airlines EETC

was due and payable in respect of the Class B Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the relevant Deposits on such Distribution Date) and (y) the amount on deposit in the Class B Cash Collateral Account;

(iii) on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 3.02 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class A Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class A Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class A Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class A Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will remain on deposit in the Class A Cash Collateral Account and shall first, pay such withdrawn amount to the Class A Liquidity Provider until the Class A Liquidity Obligations owing to the Class A Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(iv) on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 3.02 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class B Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class B Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class B Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class B Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will remain on deposit in the Class B Cash Collateral Account and shall first, pay such withdrawn amount to the Class B Liquidity Provider until the Class B Liquidity Obligations owing to the Class B Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(v) if a Replacement Liquidity Facility for any relevant Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts remaining on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider, if any, until all Liquidity Obligations owed to such Person shall have been paid in full, and deposit any remaining amount in the Collection Account;

39	Intercreditor Agreement (2026-2) American Airlines EETC

(vi) if the Liquidity Provider with respect to a Downgraded Facility satisfies the applicable Threshold Rating and delivers written notice to such effect to the Subordination Agent and American, on the second Business Day following receipt of such notice, the Subordination Agent shall withdraw all amounts remaining on deposit in the applicable Cash Collateral Account constituting the unapplied amount of any Downgrade Drawing and shall pay such amounts to such Liquidity Provider and the obligations of such Liquidity Provider shall be reinstated in accordance with the applicable Liquidity Facility; and

(vii) following (x) the payment of Final Distributions or (y) the Final Legal Distribution Date with respect to any Class of Certificates covered by a Liquidity Facility, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, or, if earlier, the first Business Day after such Final Legal Distribution Date, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account in respect of such Class of Certificates, if any, and shall deposit such amounts in the Collection Account.

(g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any relevant Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Stated Amount for such Liquidity Facility; provided, however, the Available Amount of such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing, Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing shall have been converted into a Final Drawing. In the event that, with respect to any particular Liquidity Facility, (i) funds are withdrawn from the related Cash Collateral Account pursuant to clause (i) or (ii) of Section 3.05(f) or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time, other than (x) any time when both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, shall be deposited in such Cash Collateral Account as and to the extent provided in clause “fourth” of Section 3.02 and applied in accordance with Section 3.05(f).

(h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

40	Intercreditor Agreement (2026-2) American Airlines EETC

(i) Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice with respect to its applicable Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of the Available Amount thereunder (a “Final Drawing”). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.05(f).

(j) Adjustments of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a relevant Class of Certificates is reduced as a result of a reduction in the Pool Balance with respect to such Certificates or otherwise, the Subordination Agent shall, if any such Liquidity Facility provides for reductions of the Stated Amount of such Liquidity Facility and if such reductions are not automatic, request such Liquidity Provider for such Class of Certificates to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Liquidity Facility.

(k) Special Termination Drawing. Upon receipt from a Liquidity Provider of a Special Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Special Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of the Available Amount thereunder (a “Special Termination Drawing”). Amounts drawn pursuant to a Special Termination Drawing shall be maintained and invested in accordance with Section 3.05(f) hereof.

(l) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 2.01(b) and 3.02.

(m) Assignment of Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under any Liquidity Facility unless (i) American shall have consented to such assignment and (ii) each Rating Agency shall have provided a Ratings Confirmation with respect to each Class of Certificates then rated by such Rating Agency in connection with such assignment, except that no Ratings Confirmation shall be required in connection with an assignment by the Liquidity Provider of any of its rights or obligations under any Liquidity Facility after a Final Advance; provided that the Subordination Agent shall consent to such assignment if the conditions in the foregoing clauses (i) and (ii) are satisfied, and the foregoing is not intended to and shall not be construed to limit the rights of any initial Liquidity Provider under Section 3.05(e)(ii).

ARTICLE IV

EXERCISE OF REMEDIES

Section 4.01. Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, the Controlling Party shall direct the Subordination Agent, as the holder of the Equipment Notes issued

41	Intercreditor Agreement (2026-2) American Airlines EETC

under such Indenture, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holders of such Equipment Notes, including, without limitation, the ability to vote all such Equipment Notes held by the Subordination Agent in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. Subject to Section 4.01(a)(iii), if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Event of Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes or all or any portion of the Collateral to any Person at public or private sale, at any location at the option of the Controlling Party, provided that, in each case, such sale or other disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. If all or any portion of the Collateral is sold or otherwise disposed of following an Indenture Event of Default, no break-up or other fees (excluding third-party broker fees) or similar amounts may be paid to any buyer, potential buyer or other Person from the proceeds of such sale or other disposition.

(ii) Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any Person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

(iii) Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American and/or its Affiliates), no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

(iv) Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will obtain a desktop appraisal from each of the three Appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post-Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal (or if an American Bankruptcy Event shall have occurred and is

42	Intercreditor Agreement (2026-2) American Airlines EETC

continuing, on the date that is 180 days from the date of the most recent Appraisal) and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders.

(b) Following the occurrence and during the continuance of an Indenture Event of Default under any Indenture, the Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of the relevant Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may direct the Subordination Agent to, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or under any applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code.

(c) If following an American Bankruptcy Event and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party shall promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee shall post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing for a period of not less than fifteen (15) calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is to be effective on or as of any date occurring during the 60-Day Period and that is initially effective for a period not exceeding three months from the expiry of the 60-Day Period (an “Interim Restructuring Arrangement”)). The foregoing provisions of this Section 4.01(c): (i) shall not apply to any extension of a Restructuring Arrangement with respect to which such provisions have been complied with in connection with the original entry thereof if the possibility of such extension has been disclosed in satisfaction of the notification requirements of such provisions and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) shall apply to the initial extension of an Interim Restructuring Arrangement

43	Intercreditor Agreement (2026-2) American Airlines EETC

beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements of such provisions and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party pursuant to the applicable Trust Agreement, prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder shall fail to purchase such Class of Certificates on the date that it is required to make such purchase.

Section 4.02. Remedies Cumulative. To the extent permitted by applicable law, each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

Section 4.03. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

Section 4.04. Right of Certificateholders and the Liquidity Providers to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including, without limitation, pursuant to Section 3.02) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

44	Intercreditor Agreement (2026-2) American Airlines EETC

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT;

AGREEMENTS OF TRUSTEES, ETC.

Section 5.01. Notice of Indenture Event of Default or Triggering Event. (a) If the Subordination Agent shall have knowledge of an Indenture Event of Default or a Triggering Event, the Subordination Agent shall promptly give notice thereof to the Rating Agencies, American, the Liquidity Providers and the Trustees by electronic mail, facsimile or telephone (to be promptly confirmed in writing), unless such Indenture Event of Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge, the Subordination Agent shall not be deemed to have knowledge of any Indenture Event of Default or Triggering Event unless notified in writing by American, one or more Trustees, one or more Liquidity Providers or one or more Certificateholders; and “actual knowledge” (as used in the foregoing clause) of the Subordination Agent shall mean actual knowledge of an officer in the Corporate Trust Office of the Subordination Agent.

(b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or such Trustee, as applicable, pursuant to any other Operative Agreement.

(c) Securities Position. Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

(d) Reports. Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

(i) after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-Day Period, (B) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii) to the best of the Subordination Agent’s knowledge, after requesting such information from American, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the Indentures);

45	Intercreditor Agreement (2026-2) American Airlines EETC

(iii) the current Pool Balance of each Class of Certificates, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes;

(iv) the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

(v) the amounts paid to each Person on such Distribution Date pursuant to this Agreement;

(vi) details of the amounts paid on such Distribution Date identified by reference to the relevant provision of this Agreement and the source of payment (by Aircraft and party);

(vii) if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

(viii) the amounts currently owed to each Liquidity Provider;

(ix) the amounts drawn under each Liquidity Facility; and

(x) after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

Section 5.02. Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Article IV unless the Subordination Agent shall have received indemnification against any risks that may be incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs (including fees and expenses) that may be incurred by it in connection therewith. The Subordination Agent shall not be required to take any action under Article IV, nor shall any other provision of this Agreement or any other Operative Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law. Under no circumstances shall the Subordination Agent be required to expend or risk its own funds or otherwise incur any financial liability in performing its duties or exercising its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

Section 5.03. No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein that are attributable to the Subordination Agent in its individual capacity and that are unrelated to the transaction contemplated hereby and by the other Operative Agreements.

46	Intercreditor Agreement (2026-2) American Airlines EETC

Section 5.04. Notice from the Liquidity Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Event of Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers and Trustees and to the Subordination Agent; provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

ARTICLE VI

THE SUBORDINATION AGENT

Section 6.01. Authorization; Acceptance of Trusts and Duties. Each Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility (if any) and authorizes the Subordination Agent to enter into the applicable Liquidity Facility, as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. WTC accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Agreement and agrees to receive, handle and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall have no liability hereunder except (a) for its own willful misconduct or negligence, (b) as provided in Section 2.02 and the last sentence of Section 5.03, (c) for liabilities that may result from the inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement and (d) as otherwise expressly provided herein or in the other Operative Agreements.

Section 6.02. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

Section 6.03. No Representations or Warranties as to Documents. The Subordination Agent shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained herein or therein (other than the representations and warranties of the Subordination Agent made in its individual capacity under any Operative Agreement), except that the Subordination Agent hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

Section 6.04. No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Liquidity Provider as provided in Articles II and III or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise

47	Intercreditor Agreement (2026-2) American Airlines EETC

provided in Section 2.02) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 6.05. Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Subordination Agent may (a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and (b) consult with counsel, accountants and other skilled Persons to be selected and retained by it. The Subordination Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel’s, accountants’ or Person’s area of competence (so long as the Subordination Agent shall have exercised reasonable care and judgment in selecting such Persons).

Section 6.06. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent or trustee herein and not in its individual capacity, except as otherwise expressly provided herein and in the Operative Agreements.

Section 6.07. Compensation. The Subordination Agent shall be entitled to such compensation, including reasonable expenses and disbursements, for all services rendered hereunder as American and the Subordination Agent may agree from time to time in writing and shall have a priority claim to the extent set forth in Article III on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or any Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.07 shall survive the termination of this Agreement.

Section 6.08. May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

Section 6.09. Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder that is a Citizen of the United States, a bank, trust company or other financial institution organized and doing business under the laws of the United States or

48	Intercreditor Agreement (2026-2) American Airlines EETC

any state thereof and eligible to act as a trustee under Section 310(a) of the Trust Indenture Act of 1939, as amended, and that has a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized under the laws of the United States or any State or territory thereof or the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such bank, trust company or other financial institution or such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such bank, trust company or other financial institution or such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section 6.09, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 7.01.

Section 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property and the Subordination Agent, in its individual capacity, hereby waives all rights of set-off and counterclaim with respect to all such property.

Section 6.11. Notice of Substitution or Replacement of Airframe. If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of a Substitute Airframe (as defined in such Indenture) pursuant to Section 7.04(e) of such Indenture, a notice of substitution of a Substitute Aircraft (as defined in such Indenture) pursuant to Section 7.04(f) of such Indenture or a notice of delivery of a Replacement Airframe (as defined in such Indenture) pursuant to Section 7.05(a) of such Indenture, the Subordination Agent shall promptly (i) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (ii) on behalf of each Trustee post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders.

ARTICLE VII

SUCCESSOR SUBORDINATION AGENT

Section 7.01. Replacement of Subordination Agent; Appointment of Successor. (a) The Subordination Agent or any successor thereto must resign if at any time it fails to comply with Section 6.09 and may resign at any time without cause by giving 60 days’ prior written notice to American, the Trustees and the Liquidity Providers. The Controlling Party or American (only so long as no Indenture Event of Default has occurred or is continuing) may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party (or the party that would be the Controlling Party if an Indenture Event of Default had occurred) shall remove the Subordination Agent if:

49	Intercreditor Agreement (2026-2) American Airlines EETC

(1) the Subordination Agent fails to comply with Section 6.09;

(2) the Subordination Agent is adjudged bankrupt or insolvent or files a bankruptcy petition;

(3) a receiver of the Subordination Agent shall be appointed or any public officer shall take charge or control of the Subordination Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4) the Subordination Agent otherwise becomes incapable of acting.

If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party (or the party that would be the Controlling Party if an Indenture Event of Default had occurred) shall promptly appoint a successor Subordination Agent. If a successor Subordination Agent shall not have been appointed within sixty (60) days after such notice of resignation or removal, the retiring Subordination Agent, one or more of the Trustees or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent to act until such time, if any, as a successor shall have been appointed as provided above.

A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to American, the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property and all books and records, or true, complete and correct copies thereof, held by it as Subordination Agent to the successor Subordination Agent.

If the Subordination Agent fails to comply with Section 6.09 (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers may petition a court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies.

(b) Any corporation, bank, trust company or other financial institution into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or other financial institution resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation,

50	Intercreditor Agreement (2026-2) American Airlines EETC

bank, trust company or other financial institution succeeding to all or substantially all of the corporate trust business of the Subordination Agent, shall be the successor of the Subordination Agent hereunder, provided that such corporation, bank, trust company or other financial institution shall be otherwise qualified and eligible under Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except that such corporation, bank, trust company or other financial institution shall give prompt notice of such transaction to the Liquidity Providers, American and each Trustee.

ARTICLE VIII

SUPPLEMENTS AND AMENDMENTS

Section 8.01. Amendments, Waivers, Etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.05(e)(v) or any amendment contemplated by the last sentence of this Section 8.01(a), with the consent of holders of Outstanding Certificates of the related Class evidencing Fractional Undivided Interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement (including, without limitation, without the consent of the Certificateholders to the extent permitted thereby, Section 9.01 thereof)), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified by a written agreement of American and the Subordination Agent (which will execute such agreement as directed by American, to the extent such amendment is in accordance with this Section 8.01(a)) without the consent of any Trustee in order (i) to cure any ambiguity or omission or to correct any mistake, (ii) to correct or supplement any provision, (iii) to make any other provision in regard to matters or questions arising hereunder that will not materially adversely affect the interests of any Trustee or the holders of the related Class of Certificates or any Liquidity Provider (provided, that the consent of any Trustee or Liquidity Provider shall be required only if such Trustee’s interests (or the interests of the holders of the related Class of Certificates) or such Liquidity Provider’s interests, respectively, will be materially adversely affected), (iv) in order to give effect to substitution of any Aircraft pursuant to Section 7.04(f) of the related Indenture and other matters incidental thereto or (v) if such supplement, amendment or modification is in accordance with Section 8.01(c) or 8.01(d); provided, further, however, that (i) if such supplement, amendment or modification (x) would directly or indirectly amend, modify or supersede, or otherwise conflict with, Section 2.02(b), 3.05(c), 3.05(e), 3.05(f), 3.05(m), 4.01(a)(ii) or 4.01(c), this proviso of Section 8.01(a), the last sentence of Section 8.01(a), Section 8.01(c), 8.01(d) or 9.06 (collectively, the “American Provisions”), (y) would otherwise adversely affect the interests of any potential Replacement Liquidity Provider or Replacement Depositary or of American with respect to American’s ability to replace any Liquidity Facility or the Depositary or with respect to American’s payment obligations under any Operative Agreement or (z) is made pursuant to the last sentence of this Section 8.01(a) or pursuant to Section 8.01(c) or pursuant to Section 8.01(d), then such supplement, amendment or modification shall not be effective without the additional written consent of American and (ii) if such supplement, amendment or modification would directly or indirectly amend, modify or supersede, or otherwise conflict with, the last sentence of Section 4.01(a)(i), then such supplement, amendment or modification shall not be effective without the unanimous consent of the holders of the Outstanding Certificates. Notwithstanding the

51	Intercreditor Agreement (2026-2) American Airlines EETC

foregoing, without the consent of each Certificateholder affected thereby and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in the last sentence of this Section 8.01(a), Section 8.01(c) or Section 8.01(d), modify Section 2.04, 3.02 or 3.03 hereof relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section 8.01(a) shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If the Replacement Liquidity Facility for any Liquidity Facility is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility”, then each party hereto agrees to amend this Agreement and the other Operative Agreements to incorporate appropriate mechanics for multiple instruments for such Replacement Liquidity Facility for a single Trust (including without limitation clauses (i) and (ii) of Section 2.04(a) and clauses “first” through “fifth” of Section 3.02, in each case, with respect to the Replacement Liquidity Provider of such Replacement Liquidity Facility).

(b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, the related Participation Agreement, or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.01 and 4.04. Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a Fractional Undivided Interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, no such amendment, supplement, modification, approval, consent or waiver shall (i) reduce the principal amount of, Premium, if any, or interest on, any such Equipment Note under such Indenture (other than any change in the principal amount of any such Equipment Note in connection with any substitution pursuant to Section 7.04(f) of such Indenture); (ii) change the date on which any principal amount of, Premium, if any, or interest on any such Equipment Note under such Indenture, is due or payable; (iii) create any Lien with respect to the Collateral subject to such Indenture prior to or pari passu with the Lien thereon under such Indenture except such as are permitted by such Indenture; provided that, without the consent of each Certificateholder, no such amendment, supplement, modification, approval, consent or waiver shall modify Section 3.03 or Section 9.02(a)(3) of such Indenture or deprive any Certificateholder of the benefit of the Lien of such Indenture on such Collateral, except as provided in connection with the exercise of remedies under Article IV of such Indenture or as otherwise permitted by such Indenture; (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture;

52	Intercreditor Agreement (2026-2) American Airlines EETC

or (v) make any change in Section 4.05 or Section 9.02 of such Indenture, except to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of each holder of an Equipment Note under such Indenture affected thereby.

(c) If (x) the Series B Equipment Notes (or any series of Additional Equipment Notes), with respect to all of the Aircraft for which Series B Equipment Notes (or such series of Additional Equipment Notes) are at the time outstanding, are redeemed and new Equipment Notes of corresponding series are to be issued with respect to any or all of the Aircraft under the applicable Indentures or (y) at any time following the payment in full at maturity or otherwise of the Series B Equipment Notes (or any series of Additional Equipment Notes) with respect to all of the Aircraft for which Series B Equipment Notes (or such series of Additional Equipment Notes) are at the time outstanding and new Equipment Notes of corresponding series are to be issued with respect to any or all of the Aircraft under the applicable Indentures, in each case in accordance with the terms of Section 2.02 of each such Indenture and Section 4(a)(v) of the Note Purchase Agreement, such series of new Equipment Notes in each case (the “Refinancing Equipment Notes”) shall be issued to a new pass through trust (a “Refinancing Trust”) that issues a class of pass through certificates (the “Refinancing Certificates”) to certificateholders (the “Refinancing Certificateholders”) pursuant to a pass through trust agreement (a “Refinancing Trust Agreement”) with a trustee (a “Refinancing Trustee”). A Refinancing Trust, a Refinancing Trustee and the Refinancing Certificates shall be subject to all of the provisions of this Agreement in the same manner as the Trust, the Trustee and the Certificates of the Class corresponding to the series of the refinanced Equipment Notes, including, the subordination of the Refinancing Certificates to the extent provided herein to (A) in the case of any Refinancing Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations and the Class A Certificates and (B) in the case of any Refinancing Certificates issued in respect of any class of Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that rank senior, in priority of payment of “Expected Distributions” under this Agreement, to such Refinancing Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates and the amendment of this Agreement as provided below shall require Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies and shall not materially adversely affect any of the Trustees in their individual capacities or any of the Liquidity Providers. This Agreement shall be amended by written agreement of American and the Subordination Agent to give effect to the issuance of any Refinancing Certificates subject to the following terms and conditions:

(i) the Refinancing Trustee shall be added as a party to this Agreement;

(ii) the definitions of “Certificate”, “Class”, “Class B Certificates”, “Final Legal Distribution Date”, “Rating Agencies”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect such issuance (and the subordination, as applicable, of the Refinancing Certificates and the Refinancing Equipment Notes);

53	Intercreditor Agreement (2026-2) American Airlines EETC

(iii) the Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (A) in the case of any Refinancing Certificates issued in respect of the Class B Certificates, may rank pari passu with similar claims in respect of the Class B Liquidity Facility, and (B) in the case of any Refinancing Certificates issued in respect of any Class of Additional Certificates, shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class A Certificates, the Class B Certificates and any more senior, in priority of payment of “Expected Distributions” under this Agreement, Class of Additional Certificates; provided that, (x) in each case, Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies shall have been obtained and (y) in the case of clause (A), the prior written consent of the Class A Liquidity Provider shall have been obtained;

(iv) the Refinancing Certificates cannot be issued to American but may be issued to any of American’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of such Refinancing Certificates from such Affiliate to any other Affiliate of American shall be similarly restricted; and

(v) the scheduled payment dates on the Refinancing Equipment Notes shall be the Regular Distribution Dates.

The issuance of the Refinancing Certificates in compliance with all of the foregoing terms in clauses (i) to (v) of this Section 8.01(c) shall be deemed to not materially adversely affect any of the Trustee’s rights and obligations and shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 8.01(c) (subject to the applicable Liquidity Provider’s consent right in clause (y) to the proviso to Section 8.01(c)(iii)) and that any such issuance and amendment shall not affect any of its respective obligations under the applicable Liquidity Facility. The Subordination Agent shall deliver to each Trustee and each Liquidity Provider (other than the Liquidity Provider of such terminated Liquidity Facility) a copy of the amendments made to this Agreement and all opinions, certificates and other documents delivered in connection with the issuance of any Refinancing Certificates.

(d) Pursuant to the terms of Section 2.02 of each applicable Indenture and Section 4(a)(v) of the Note Purchase Agreement, one or more additional series of Equipment Notes (the “Additional Equipment Notes”), which shall be subordinated in right of payment to the Series A Equipment Notes, the Series B Equipment Notes and, if applicable, one or more series of Additional Equipment Notes under such Indenture, may be issued at any time and from time to time with respect to any or all of the Aircraft. If any series of Additional Equipment Notes are issued under any Indenture, each such series of Additional Equipment Notes shall be issued to a new pass through trust (an “Additional Trust”) that issues a class of pass through certificates (the “Additional Certificates”) to certificateholders (the “Additional Certificateholders”) pursuant to a pass through trust agreement (an “Additional Trust Agreement”) with a trustee (an “Additional Trustee”). In such case, this Agreement, including without limitation Sections 2.04, 3.01 and 3.02 hereof, shall be amended by written agreement of American and the Subordination Agent to

54	Intercreditor Agreement (2026-2) American Airlines EETC

provide for the subordination of such Class of Additional Certificates to, and to provide for distributions on the Additional Certificates after payment of, the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and, if applicable, any other Additional Certificates that rank senior, in priority of payment of “Expected Distributions” under this Agreement, to such Additional Certificates (subject to clause (iii) below). Such issuance, and the amendment of this Agreement as provided below shall require Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies and shall not materially adversely affect any of the Trustees in their individual capacities or any of the Liquidity Providers. This Agreement shall be amended by written agreement of American and the Subordination Agent to give effect to the issuance of any Additional Certificates subject to the following terms and conditions:

(i) the Additional Trustee shall be added as a party to this Agreement;

(ii) the definitions of “Certificate”, “Class”, “Equipment Notes”, “Final Legal Distribution Date”, “Rating Agencies”, “Trust”, “Trust Agreement”, and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect the issuance of the Additional Certificates (and the subordination thereof);

(iii) Section 3.02 may be revised, with respect to any Class of Additional Certificates, to provide for the distribution of “Adjusted Interest” for such Class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after the Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any Class of Additional Certificates that rank senior, in priority of payment of “Expected Distributions” under this Agreement, to such Additional Certificates) but before Expected Distributions on the Class A Certificates;

(iv) the Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom, provided that (A) claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class A Certificates, the Class B Certificates and any more senior, in priority of payment of “Expected Distributions” under this Agreement, Class of Additional Certificates and (B) Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies shall have been obtained;

(v) the Additional Certificates may be rated by the Rating Agencies;

(vi) the Additional Certificates cannot be issued to American but may be issued to any of American’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of such Additional Certificates from such Affiliate to any other Affiliate of American shall be similarly restricted;

(vii) the scheduled payment dates on such series of Additional Equipment Notes shall be the Regular Distribution Dates; and

55	Intercreditor Agreement (2026-2) American Airlines EETC

(viii) for the avoidance of doubt and without limitation of the foregoing, in the event that any Additional Certificates are issued prior to the Delivery Period Termination Date, the definitions of Deposit Agreement, Escrow and Paying Agent Agreement, Escrow Agent, Escrow Receipts, Paying Agent, Paying Agent Account, Expected Distributions, Final Distributions and Pool Balance (and any other applicable definition) and the related provisions hereof may be appropriately revised to reflect any applicable deposit and escrow arrangement in relation to such Additional Certificates.

The issuance of the Additional Certificates in compliance with all of the foregoing terms in clauses (i) to (viii) of this Section 8.01(d) shall be deemed to not materially adversely affect any of the Trustee’s rights and obligations and shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 8.01(d) and that any such issuance and amendment shall not affect any of its respective obligations under the applicable Liquidity Facility. The Subordination Agent shall deliver to each Trustee and each Liquidity Provider a copy of the amendments made to this Agreement and all opinions, certificates and other documents delivered in connection with the issuance of any Additional Certificates.

Section 8.02. Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed by it pursuant to the terms of Section 8.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

Section 8.03. Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article VIII, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

Section 8.04. Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article VIII, the Subordination Agent shall send a copy thereof to each Rating Agency.

56	Intercreditor Agreement (2026-2) American Airlines EETC

ARTICLE IX

MISCELLANEOUS

Section 9.01. Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 9.02. Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent. Subject to the second sentence of Section 9.06 and the provisions of Section 4.04 and 8.01, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 9.03. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if mailed, three Business Days after deposit, postage prepaid, in the first class United States mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), if to the Subordination Agent, to:

Wilmington Trust Company

110 North Market Street

Wilmington, Delaware 19890

Attention:	[***]
Reference:	American Airlines 2026-2 EETC
Facsimile:	[***]
Email:	[***]

if to any Trustee, to:

Wilmington Trust Company

110 North Market Street

Wilmington, Delaware 19890

Attention:	[***]
Reference:	American Airlines 2026-2 EETC
Facsimile:	[***]
Email:	[***]

57	Intercreditor Agreement (2026-2) American Airlines EETC

if to the Liquidity Provider, to:

Natixis, acting through its New York Branch

1251 Avenue of the Americas

New York, New York 10020

Attention:	Portfolio Management/Middle Office
Tel:	[***]
Email:	[***]

Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 9.03.

Section 9.04. Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.05. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 9.06. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. In addition, the American Provisions shall inure to the benefit of American and its successors and permitted assigns, and (without limitation of the foregoing) American is hereby constituted, and agreed to be, an express third party beneficiary of the American Provisions.

Section 9.07. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.08. Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together constitute one instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

58	Intercreditor Agreement (2026-2) American Airlines EETC

Section 9.09. Subordination. (a) As between the Liquidity Providers (and any additional liquidity providers in respect of any class of Refinancing Certificates or any Additional Certificates), on the one hand, and the Trustees (and any Refinancing Trustees or any Additional Trustees) and the Certificateholders (and any Refinancing Certificateholders or any Additional Certificateholders), on the other hand, and as among the Trustees (and any Refinancing Trustees or any Additional Trustees) and the related Certificateholders (and any Refinancing Certificateholders or any Additional Certificateholders) this Agreement shall be a subordination agreement for purposes of Section 510 of the Bankruptcy Code.

(b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

(c) If any Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing or amounts distributable hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations or amounts (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

(d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent expressly confirm and agree that the payment priorities and subordination specified in Articles II and III shall apply in all circumstances, notwithstanding (x) the fact that the obligations owed to the Trustees are secured by certain assets and the Liquidity Obligations may not be so secured or (y) the occurrence of an American Bankruptcy Event or any similar event or occurrence relating to any other Person (it being expressly agreed that the payment priorities and subordination specified in Articles II and III shall apply whether or not a claim for post-petition or post-filing interest is allowed in the proceedings resulting from such American Bankruptcy Event or other event or occurrence). The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations (except as specifically set forth in Section 3.02) due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

(e) Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

(i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations;

59	Intercreditor Agreement (2026-2) American Airlines EETC

(ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations;

(iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto;

(iv) refrain from exercising any right or remedy, or delay in exercising any right or remedy, which it may have; or

(v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

Section 9.10. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 9.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns, (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts, (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 9.03 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

60	Intercreditor Agreement (2026-2) American Airlines EETC

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS WAIVER IS IRREVOCABLE AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c) To the extent that any Liquidity Provider or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, each of the Class A Liquidity Provider and the Class B Liquidity Provider, hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

Section 9.12. Non-Petition. Each Liquidity Provider covenants that until one year and one day after the Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing any Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against such Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of such Trust.

[Remainder of Page Intentionally Left Blank]

61	Intercreditor Agreement (2026-2) American Airlines EETC

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

WILMINGTON TRUST COMPANY, as Trustee for each of the Trusts

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Senior Vice President

[Signature Page to Intercreditor Agreement]

NATIXIS, acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider

By:	/s/ Yevgeniya Levitin
Name: Yevgeniya Levitin
Title: Managing Director

By:	/s/ Cecilia Peteuil
Name: Cecilia Peteuil
Title: Director

[Signature Page to Intercreditor Agreement]

WILMINGTON TRUST COMPANY, as Subordination Agent

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Senior Vice President

[Signature Page to Intercreditor Agreement]